EXHIBIT 10.9

                           MATERIAL TRANSFER AGREEMENT

         THIS AGREEMENT, dated as of the ___ day of ______, 20__, by and between Archer-Daniels-Midland Company, with its principal place of business located at 4666 Faries Parkway, Decatur, Illinois 62526 ("Recipient"), and Eugene Science, Inc., with its principal place of business located at 8th Fl., LG Palace Building, Donggyo-Dong, 165-8, Mapo-Gu, Seoul, 121-817, Korea ("EUGENE SCIENCE").

                              W I T N E S S E T H:

         WHEREAS, EUGENE SCIENCE owns and/or controls certain material described as a proprietary blend containing phytosterol and emulsifying agent (the "Original Material");

         WHEREAS, EUGENE SCIENCE may deliver samples of the Original Material but desires to protect the confidential, proprietary and trade secret status of the Original Material; and

         WHEREAS, Recipient is desirous of receiving and reviewing the Original Material for the limited purpose of formulation, stability, and analytical testing (the "Intended Purpose");

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties agree as follows:

         1. DEFINITIONS. For the purposes of this Agreement, the following terms are described as set forth below:

         (a)      "Material"   shall   mean   Original   Material,    Unmodified
Derivatives, and Modifications, and any substances created by the Recipient through the use of the Material.

         (b) "Modifications" shall mean substances created by the Recipient that contain, incorporate or are derived from the Material.

         (c) "Unmodified Derivatives" shall mean substances created by the Recipient that constitute an unmodified functional subunit or substances contained in the Original Material.

         (d) "Commercial Purpose" means the sale, lease, license, or other transfer of the Material to any third party. Commercial purposes shall also include use of the Material by any organization, including the Recipient, to perform any research, to screen compound libraries, to produce or manufacture products, or to conduct research activities that result in any sale, lease, license or transfer of the Material.

         2. MATERIAL Recipient and its employees and agents agree that, without the written consent from EUGENE SCIENCE, the Recipient:

         (a)      shall use the Material only for the Intended Purpose;


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         (b)      notwithstanding anything to the contrary,  Recipient shall not use the Material for any Commercial Purpose, except to the
                  extent authorized by EUGENE SCIENCE;

         (c) shall only use the Material at the Recipient's organization and only in Recipient's facilities under the direction of _____________ ___ (the "Recipient Scientist") or others working under his or her supervision, except to the extent authorized by EUGENE SCIENCE;

         (d) shall not transfer the Material to anyone else within the Recipient's organization, except to the extent authorized by EUGENE SCIENCE;

         (e)      shall not provide the Material to any third parties; and

         (f)      shall not disclose the Material to any third party.

         3. DISCLOSURE IN JUDICIAL OR ADMINISTRATIVE PROCEEDING. If Recipient is required to produce the Material by law, governmental proceeding or court order. Recipient may disclose such Material without liability hereunder; provided, however, before producing any Material, Recipient shall notify EUGENE SCIENCE promptly of any such proceeding or court order in order to provide EUGENE SCIENCE with a reasonable amount of time so that EUGENE SCIENCE may seek an appropriate protective order or other appropriate remedy and/or waive the Recipient's compliance with the provisions of this Agreement. IN the event that such protective order or other remedy is not obtained, or that EUGENE SCIENCE grants a waiver hereunder, the Recipient may furnish that portion of the Material which, in the opinion of the Recipient's counsel, it is legally required by applicable law to disclose and will reasonably cooperate with EUGENE SCIENCE's efforts, at EUGENE SCIENCE's expense, to obtain confidential treatment of the Material so furnished.

         4. ANNOUNCEMENTS. Except as may be necessary, in the opinion of counsel, to comply with the requirements of law or governmental regulation or the requirements of any stock exchange on which shares of the party hereto making any announcement or statement or issuing any release may be listed or of any law, governmental regulation or order, at no time shall either party, without the prior written consent of the other party hereto, make any announcement, press release or any statement to any third party, which announcement, press release or statement relates to or refers to any of the specific matters discussed between them or which might identify (either directly or indirectly) the other party hereto as being involved in such discussions.

         5. RETURN OF MATERIAL. At any time upon EUGENE SCIENCE's request, Recipient shall immediately return all Material provided by EUGENE SCIENCE and all information developed there from. An officer of Recipient shall certify that Recipient has complied with the provisions of this paragraph 5 upon Recipient's return of the Material to EUGENE.

         6. OWNERSHIP OF MATERIAL. Recipient acknowledges that EUGENE SCIENCE (or any third party entrusting its own confidential information to EUGENE SCIENCE0 claims ownership of the Material disclosed by EUGENE SCIENCE and all patent, copyrights, trademark, trade secret, and other intellectual property rights, in or arising from, such Material.


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NO option,  license, or conveyance of such rights to the Recipient is granted or implied under this Agreement. If any such rights are to be granted to Recipient, such grant shall be expressly set forth in a separate written instrument.

         7. OWNERSHIP OF RESEARCH RESULTS. Any discoveries, inventions, data, modifications, new substances and other results of any research by Recipient using the Material (Research Results"), including any patents arising there from, shall be the joist property of EUGENE SCIENCE and Recipient; provided, however, Recipient shall not have the right to license such joint property. EUGENE SCIENCE shall have the sole and exclusive right, in its sole and absolute discretion, to license such joint property. Recipient shall, and shall cause its employees to, execute any and all documents, including but not limited to an assignment of rights, necessary to vest joint ownership of the Research Results in EUGENE SCIENCE and Recipient.

         8. DISCLAIMER. EUGENE SCIENCE MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE MATERIAL. Recipient shall assume all liability for damages that may arise from the use, storage or disposal of the Material while in Recipient's control or possession. Recipient shall defend, indemnify and hold EUGENE SCIENCE, its subsidiaries, divisions and affiliates, and their respective officers, directors, employees, agents, successors and assigns, harmless from any claims, liabilities, damages, causes of actions, costs, or expense of any kind, including but not limited to reasonable attorneys' fees, arising out of or in any way related to Recipient's use, storage or disposal of the Material.

         9. INJUNCTION. In the event of a breach or a threatened breach of the terms of this Agreement, EUGENE SCIENCE shall be entitled to an injunction restraining Recipient, its officers or employees about to commit any breach of this Agreement or who have committed a breach of this Agreement from continuing the same, without showing or proving any actual damage sustained by EUGENE SCIENCE. Recipient acknowledges that this Agreement is made for the benefit of Recipient as well as for the benefit of EUGENE SCIENCE and that money damages are inadequate to compensate EUGENE SCIENCE for any reach of this Agreement. Nevertheless, in the event of such breach, EUGENE SCIENCE shall, in addition to this injunctive relief, be entitled to all other remedies provided for by law including, but not limited to, an award of damages.

         10. OFFICERS AND EMPLOYEES. Recipient shall be completely responsible for maintaining the Material sent to Recipient in accordance with the terms of this Agreement and shall be responsible for the actions and activities of all of Recipient's officers and employees working with or otherwise having access to the Confidential Information and Material.

         11. ENTIRE AGREEMENT. Except for that Confidentiality Agreement entered into between the parties dated _________ _____, 20__ (which governs the disclosure of certain confidential information, including information relating to the Material), this Agreement shall supersede and prevail over any other prior arrangements, either oral or written, as to the Material received under this Agreement. Except for that Confidentiality Agreement referred to above, this Agreement constitutes the entire agreement between the parties relative to this subject matter


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and shall not be amended, except in a writing signed by both parties.  Recipient may not assign or delegate its obligations arising under this Agreement.

         12. TERM. The obligations and restrictions of Recipient under this Agreement shall continue for a period of five (5) years from the date of the last disclosure contemplated in this Agreement.

         IN WITNESS WHEREOF, the authorized representatives of the parties have duly executed this Agreement as of the date first above written.

Archer-Daniels-Midland Company               Eugene Science, Inc.


By:                                          By:
   -----------------------------------          --------------------------------
Its: Authorized Representative               Its:
                                                 -------------------------------
     Anthony P. DeLio
     #16071   President
     Natural Health & Nutrition


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